Exhibit 23

Consent Of Independent Registered Public Accounting Firm

Directors and Shareholders

SouthState Corporation

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-26029, 333-26031, 333-26033, 333-33092, 333-86922, 333-90014, 333-103707, 333-103708, 333-115919, 333-182866, 333-190228, 333-194928, 333-231176, 333-251017, 333-249759, 333-249167, 333-240317, and 333-239028) and on Form S-3 (File Nos. 333-223489, 333-202553, 333-172970 and 333-180325), of SouthState Corporation of our reports dated February 25, 2022, with respect to the consolidated financial statements of SouthState Corporation and subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2021, and the effectiveness of internal control over financial reporting, which reports appear in SouthState Corporation’s 2021 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia

February 25, 2022